CommerceHub Announces Date of First Quarter 2017 Conference Call and Webcast
ALBANY, NY, April 24, 2017 - CommerceHub, Inc. (NASDAQ: CHUBA, CHUBK) (“CommerceHub” or the “Company”), a leading distributed commerce network for retailers and brands, today announced that it will issue its financial results for the three months ended March 31, 2017 after the market close on Monday, May 8, 2017. On the same day, CommerceHub will host a conference call and webcast to discuss the results at 4:30 p.m., Eastern Time, during which its management team will discuss the Company’s financial performance and strategy, and may discuss future opportunities. After the conference call is completed, a recorded version of the call will be available at http://ir.commercehub.com.

What:	CommerceHub First Quarter 2017 Financial Results
When	Monday, May 8, 2017
Time:	4:30 p.m. Eastern Time
Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 11695529
Webcast (live and replay):	http://ir.commercehub.com

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped nearly 10,000 retailers, brands, and distributors achieve an estimated $13+ billion in Gross Merchandise Value in 2016.
CommerceHub Investor Relations Contact
Erik Morton
1-206-971-7712
investor@commercehub.com

CommerceHub Media Contact
Sara Ajemian
DiGennaro Communications
1-917-499-6592
sara.ajemian@digennaro-usa.com